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                                                                  Exhibit 10.4 G

                       TRANSITIONAL COMPENSATION AGREEMENT


         AGREEMENT by and between Amcore Financial, Inc., a Nevada corporation (the "Company"), and JAMES HANSBERRY (the "Executive"), dated as of the 22nd day of February, 2000. This Agreement restates and supersedes any and all prior agreements between the Company and the Executive relating to the subject matter of this Agreement.

         The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefit arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other similar corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:



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         1.       Certain Definitions

                  (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined in paragraph (b), below) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated or the Executive ceases to be an officer of the Company prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment or cessation of status as an officer (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control, or (ii) otherwise arose in connection with or anticipation of the Change of Control and was not (A) for conduct by the Executive of the type described in Section 4(b), below, (B) for significant deficiencies in the Executive's performance of his duties to the Company (including, but not by way of limitation, significant failure to cooperate in implementing a decision of the Board), or (C) for some other specific substantial business reason unrelated to the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment or cessation of status as an officer.

                  (b) The "Change of Control Period" shall mean the period commencing on the date of execution hereof and ending on February 22, 2001; provided, however, that on February 22, 2001, and on each annual anniversary of such date (such date and each annual anniversary thereof being hereinafter referred to as a "Renewal Date"), this Agreement and the Change of Control Period shall be automatically extended so as to terminate three (3) years from such Renewal Date, unless at least sixty (60) days prior to the Renewal Date the Company shall give notice to the Executive that the Change of



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Control Period shall not be so extended, in which case this Agreement shall terminate upon the expiration of the Change of Control Period.

         2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

                  (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or


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                  (b) Individuals who, as of the date hereof, constitute the
Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                  (c) Approval by the stockholders of the Company of (i) a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (ii) a complete liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company.

         3. Effective Period. This Agreement shall be in effect for the period commencing on the Effective Date and ending on the first anniversary of such date (the "Effective Period").

         4.       Termination of Employment


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                  (a) Death or Disability. The Executive's employment shall
terminate automatically upon the Executive's death during the Effective Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Effective Period (pursuant to the definition of Disability as set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for one hundred and eighty (180) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably.)

                  (b) Cause. The Company may terminate the Executive's employment during the Effective Period for Cause and may suspend the Executive from his duties with full pay and benefits if the Executive is indicted for a felony involving moral turpitude; provided, however, that the Executive will repay all amounts paid by the Company from the date of such suspension if the Executive is convicted of such felony. For purposes of this Agreement, "Cause" shall mean (i) repeated violations by the Executive of the Executive's assigned duties as an employee of the Company (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Executive's part, which are committed in bad faith or without reasonable belief that such violations



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are in the best interests of the Company, and which are not remedied within thirty (30) days after receipt of written notice from the Company specifying such violations or (ii) the conviction of the Executive of a felony involving moral turpitude.

                  (c)      Good Reason

                           (i)      The Executive's employment may be terminated
during the Effective Period by the Executive for Good Reason (as defined below).

                           (ii)     For purposes of this Agreement, "Good
Reason" shall mean:

                                    (A)     The assignment to the Executive of
any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect immediately prior to the Effective Date, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within thirty (30) days after receipt of notice thereof given by the Executive;

                                    (B)     Any reduction by the Company in
Executive's compensation or benefits as in effect immediately prior to the Effective Date, other than an isolated, insubstantial and inadvertent reduction not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                                    (C)     The Company's requiring the
Executive to be based at any office or location more than twenty (20) miles from that in effect immediately prior to the Effective Date;


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                                    (D)     Any purported termination by the
Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                                    (E)     Any failure by the Company to comply
with and satisfy Section 10(c) of this Agreement, provided that such successor has received at least ten (10) days prior written notice from the Company or the Executive of the requirements of Section 10(c) of this Agreement. For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                  (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by a Notice of Termination to the other party given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date



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of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         5.       Obligations of the Company upon Termination

                  (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Effective Period, the Company shall terminate the Executive's employment other than for Cause or Disability, or the Executive shall terminate employment for Good Reason:

                           (i)      The Company shall pay to the Executive in a
lump sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts:

                                    A.      The sum of (1) the Executive's then
current annual base salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) Executive's Recent Average Bonus (as defined below) and (y) a fraction, the numerator of which is the number of days in the then current fiscal year through the Date of Termination, and the denominator of which is three hundred and sixty-five (365); (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon); and (4) any accrued vacation pay; in each case to the extent not theretofore paid (the sum of the amounts described in parts (1), (2), (3) and (4), above, being hereinafter referred to as the "Accrued Obligations"). For purposes of this Agreement, Executive's Recent Average Bonus shall be the average annualized (for any fiscal year consisting of less than twelve (12) full months or with respect to which the Executive has been employed by the



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Company for less than twelve (12) full months) bonus paid or payable, before taking into account any deferral, to the Executive by the Company and its affiliated companies in respect of the three (3) fiscal years immediately preceding the fiscal year in which the termination of Executive's employment occurs; and

                                    B.      The amount (such amount being
hereinafter referred to as the "Severance Amount") equal to the product of multiplying (1) the Executive's then current monthly base salary by (2) the number of months determined in accordance with Exhibit A attached to this Agreement, which Exhibit A describes a method of determining a specific number of months on the basis of the Executive's then current (a) completed years of service with the Company and its affiliates, (b) annual base salary and (c) age; provided, however, that such amount shall be reduced by the present value (determined as provided in Section 280G(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code")) of any other amount of severance relating to salary continuation to be received by the Executive, upon such termination of employment, under any other severance plan, policy or arrangement of the Company.

                           (ii)     After the Date of Termination, for
twenty-four (24) months or for the number of months determined pursuant to part
(2) of Section 5(a)(i)(B), above, whichever period is shorter, or for such longer period as any other plan, program, practice or policy may provide, the Executive's employment shall continue under all applicable stock option plans, restricted stock plans, and other equity incentive plans or programs of the Company and its affiliates solely for purposes of determining (A) the date(s) on which any option(s) or similar right(s) shall become exercisable or shall expire and (B) the date(s) on which any stock restriction(s) shall lapse; provided that if such continuation is not possible under the provisions of such plans or programs or under applicable law, the



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Company shall arrange to provide benefits to the Executive substantially equivalent in value to those required to be provided under this subparagraph
(ii).

                           (iii)    After the Date of Termination, for
twenty-four (24) months or for the number of months determined pursuant to part
(2) of Section 5(a)(i)(B), above, whichever period is shorter, or for such longer period as any other plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them, if the Executive's employment had not been terminated, in accordance with (A) the welfare benefit plans, practices, programs or policies of the Company and its affiliated companies as in effect and applicable generally to other peer executives and their families during the ninety (90)-day period immediately preceding the Effective Date or (B) if more favorable to the Executive, those in effect generally from time to time thereafter with respect to other peer executives of the Company and its affiliated companies and their families (such continuation of such benefits for the applicable period herein set forth being hereinafter referred to as "Welfare Benefit Continuation"); provided that if such continued coverage is not permitted by the applicable plans or by applicable law, the Company shall provide the Executive and/or Executive's family with comparable benefits of equal value; and provided further that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Effective Period and to have retired on the last day of such period; and



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                           (iv)     To the extent not theretofore paid or
provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement or under (A) any other plan, program, policy or practice, or contract or agreement of the Company and its affiliated companies as in effect and applicable generally to other peer executives and their families during the ninety (90)-day period immediately preceding the Effective Date or (B) if more favorable to the Executive, those in effect generally from time to time thereafter with respect to other peer executives of the Company and its affiliated companies and their families (such other amounts and benefits being hereinafter referred to as the "Other Benefits").

                  (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Effective Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of the Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination) and (ii) the timely payment or provision of the Welfare Benefit Continuation and Other Benefits.

                  (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Effective Period, this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of the Accrued Obligations (which shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination) and (ii) the timely payment or provision of the Welfare Benefit Continuation and Other Benefits.

                  (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Effective Period, this Agreement shall terminate without further



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obligations to the Executive other than the obligation to pay the Executive's then current annual base salary through the Date of Termination, plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid. If the Executive terminates employment during the Effective Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for (i) the Accrued Obligations and (ii) the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination.

         6.       Limitation of Payments.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount payable to the Executive pursuant to paragraph (a)(i) of Section 5 of this Agreement shall be reduced so that it is the maximum amount which can be paid without any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) being subject to the excise tax imposed by Section 4999 of the Code.

                  (b) All determinations required to be made under this Section 6 shall be made by McGladrey & Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of receipt of a written request from the Company or the Executive for a determination as to whether reduction of a payment is necessary in order to avoid the excise tax imposed by Section 4999 of the Code. In the event that the


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Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that a payment under this Agreement (without reduction pursuant to paragraph (a), above) will not be subject to the excise tax imposed by Section 4999 of the Code, the Accounting Firm shall furnish the Executive with a written opinion that failure to report, on the Executive's applicable federal income tax return, any excise tax in connection with such payment would not result in the imposition of a negligence or similar penalty. Any good faith determination by the Accounting Firm shall be binding upon the Company and the Executive.

         7. Non-exclusivity of Rights. Except as explicitly provided in this Agreement, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under applicable law or under any other contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any other plan, policy, practice or program of, or any other contract or agreement with, the Company or any of its affiliated companies at, or subsequent to, the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         8.       Full Settlement; Resolution of Disputes



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                  (a) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(iii) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly upon receipt of proper invoices, to the fullest extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest initiated by the Executive about the amount of any payment due pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code; provided, however, that in the event that it is finally judicially determined that the Executive was terminated for Cause, then the Executive shall be obligated to repay to the Company the full amount of all such legal fees and expenses paid for the Executive by the Company in connection with that contest, plus interest at the rate described above.

                  (b) If there shall be any dispute between the Company and the Executive (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of


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the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 5(a) hereof as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive and/or the other recipient(s), as the case may be, to repay all such amounts to which the Executive or other recipient, as the case may be, is ultimately adjudged by such court not to be entitled.

         9. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. However, in no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         10.      Successors

                  (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, no obligations or rights hereunder shall be assignable by the Executive



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otherwise than by will or the laws of descent or distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

         11.      Miscellaneous

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of choice of law. The captions of this Agreement are for convenience only and are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given to the other party by hand delivery or commercial messenger delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:
                           -------------------

                           James Hansberry



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                           1224 Revere Ridge Road
                           Rockford, IL 61108

                           If to the Company:
                           -----------------

                           Amcore Financial, Inc.
                           501 Seventh Street
                           P.O. Box 1537
                           Rockford, Illinois  61110-0037
                           Attention:  Mr. James S. Waddell

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or the failure to assert any right that the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                  (f) The Executive and the Company acknowledge that this Agreement is not a contract of employment and that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is, and shall remain during the Effective Period, "at will" and may, subject to Section 5,



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above, be terminated by either the Executive or the Company at any time.
Moreover, subject to Section 1, above, if prior to the Effective Date (i) the Executive's employment with the Company and all affiliates terminates or (ii) the Executive ceases to be an officer of the Company and of all affiliates, then the Executive shall have no further rights under this Agreement.

                  (g) This Agreement embodies the entire agreement and understanding between the Company and the Executive and supersedes all prior agreements and understandings between the Company and Executive relating to the subject matter hereof.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.





                  AMCORE FINANCIAL, INC.


                  By:
                     -----------------------------------------------------------
                  James S. Waddell
                  Its Executive Vice President & Chief Administrative Officer


                  --------------------------------------------------------------
                                          James Hansberry
                                           ("Executive")







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                                    Exhibit A

         1. The number of months to be used in calculating the Severance Amount under Section 5(a)(i)(B) of the Agreement to which this Exhibit A is attached is to be determined by multiplying (a) the number of months determined under paragraph 2, below, by (b) the Applicable Percentage determined under paragraph 3, below.

         2. The following matrix shall be used to determine a specific number of months on the basis of the Executive's completed years of service with the Company and its affiliates ("Years of Service") and the Executive's annual base salary ("Base Salary"):


                                            Years of Service
                                            ----------------
                         0-2        3-5       6-10     11-20   21-30    Over 30
                         ---        ---       ----     -----   -----    -------
Base Salary
$100,000 and Over        14         16         18       20      24        28
$75,000 to $99,999       10         12         14       16      20        24
$50,000 to $74,999        6          8         10       12      16        20
$30,000 to $49,999        3          4          6        8      10        12
Less than $30,000         2          3          4        5       6         8
                                            Number of Months
                                            ----------------

         3. The Applicable Percentage shall be determined according to the following chart on the basis of Executive's age on the Date of Termination, with that age being determined as of the Executive's most recent birth anniversary date preceding the Date of Termination:

               Age at Date of Termination                 Applicable Percentage
               --------------------------                 ---------------------
                     Under 40 Years                               100%
                     40 to 54 Years                               125%
                     55 to 59 Years                               150%
                    60 Years and Over                             200%